                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                       AND

                               JPMORGAN CHASE BANK

                                   AS TRUSTEE










                           -------------------------

                          SUPPLEMENTAL INDENTURE NO. 2

                         DATED AS OF SEPTEMBER 13, 2002

                            ------------------------

         THIS SUPPLEMENTAL INDENTURE No. 2, dated as of September [13], 2002, is between THE HARTFORD FINANCIAL SERVICES GROUP, a Delaware corporation (formerly known as ITT Hartford Group, Inc.) (the "COMPANY"), and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a New York banking corporation, as Trustee (the "TRUSTEE").

                                 R E C I T A L S

         WHEREAS, the Company has heretofore executed and delivered to the Trustee a Senior Indenture dated as of October 20, 1995, (the "BASE INDENTURE"), providing for the issuance from time to time of series of the Company's Securities (as defined in the Base Indenture);

         WHEREAS, Section 901(4) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 or 301;

         WHEREAS, pursuant to Section 301, the Company wishes to provide for the issuance of a new series of Securities to be known as its __% Senior s due 2008 (the "SENIOR Notes"), the form and terms of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 2 (the "SUPPLEMENTAL INDENTURE NO. 2" and together with the Base Indenture, the "INDENTURE");

         WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 2 and all requirements necessary to make this Supplemental Indenture No. 2 a valid, binding and enforceable instrument in accordance with its terms, and to make the Senior Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 2 has been duly authorized in all respects.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01. Relation to Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture

         Section 1.02. Definition Of Terms. For all purposes of this Supplemental Indenture No. 2:

                  (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture, the Purchase Agreement, the Pledge Agreement or the Remarketing Agreement;

                  (b) a term defined anywhere in this Supplemental Indenture No. 2 has the same meaning throughout;

                  (c)      the singular includes the plural and vice versa;

                  (d) headings are for convenience of reference only and do not affect interpretation;

                  (e) the following terms have the meanings given to them in this Section 1.02(e):

         "ACCOUNTING EVENT" means the receipt by the Company of a written opinion from the Company's independent auditors to the effect that, as a result of a change in accounting rules after the date of original issuance of the Senior Notes, the Company must either (a) account for the Purchase Contracts as a derivative under SFAS 133 or (b) account for the Equity Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the Senior Notes.

         "ACCOUNTING EVENT REDEMPTION" shall mean that an Accounting Event has occurred and is continuing and the Senior Notes have been called for redemption.

         "COUPON RATE" shall have the meaning set forth in Section 2.05.

         "INTEREST PAYMENT DATE" shall have the meaning set forth in Section
2.05.

         "GLOBAL NOTES" shall have the meaning set forth in Section 2.04.

         "MATURITY DATE" shall have the meaning specified in Section 2.02.

         "PLEDGE AGREEMENT" means the Pledge Agreement dated as of September   ,
2002 among the Company,             , as Collateral Agent, Custodial Agent and
securities intermediary, and        , as purchase contract agent and
attorney-in-fact for the holders of the Purchase Contracts.

         "PURCHASE AGREEMENT" means the Purchase Contract Agreement, dated as of
September 13, 2002, between the Company and           , as purchase contract
agent.

         "PURCHASE CONTRACT SETTLEMENT DATE" means November 16, 2006.

         "PUT PRICE" shall have the meaning set forth in Section 2.07.

         "PUT RIGHT" shall have the meaning set forth in Section 2.07.

         "REDEMPTION AMOUNT" shall mean, for each Senior Note, prior to the earlier of (1) the date of a Successful Remarketing or (2) the Purchase Contract Settlement Date, the product of the principal amount of that Senior Note and a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the aggregate principal amount of the Senior Notes included in Equity Units on the Special Event Redemption Date, and after the earlier of (1) the date of a Successful Remarketing or (2) the Purchase Contract Settlement Date, the principal amount of such Senior Note.

         "REDEMPTION PRICE" shall mean, for each Senior Note, the Redemption Amount plus any accrued and unpaid interest on such Senior Note to the date of redemption.

         "REGULAR RECORD DATE" means, with respect to any Interest Payment Date for the Senior Notes, the close of business on the Business Day immediately preceding such Interest Payment Date.

         "REMARKETING AGENT" means           . or any successor thereto or
replacement Remarketing Agent under the Remarketing Agreement.

         "REMARKETING AGREEMENT" means the Remarketing Agreement, dated as of
September 13, 2002, among the Company,          , as Remarketing Agent and
      , as Purchase Contract Agent and attorney-in-fact for the holders of the Equity Units.

         "RESET EFFECTIVE DATE" means the date three Business Days following any Remarketing Date, unless such remarketing results in a Failed Remarketing.

         "RESET RATE" means the interest rate per annum on the Senior Notes (i) in the case of a Successful Remarketing on the Initial Remarketing Date, the Second Remarketing Date or the Third Remarketing Date, as the rate determined by the Remarketing Agent as necessary to remarket the Senior Notes at a price per Senior Note such that the aggregate price for the Senior Notes remarketed is equal to approximately 100.50% but not less than 100% of the sum of the Treasury Portfolio Purchase Price, (ii) in the case of a Successful Remarketing on the Final Remarketing Date, as the rate necessary to remarket the Senior Notes at a price per Senior Note such that the aggregate price for the Senior Notes remarketed is equal to approximately 100.50%, but not less than 100%, of the aggregate principal amount of the Senior Notes remarketed, or (iii) if there are no Equity Units outstanding and none of the Holders elect to have Separate Notes held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

         "SPECIAL EVENT" shall mean either a Tax Event or an Accounting Event.

         "SPECIAL EVENT REDEMPTION DATE" shall have the meaning set forth in
Section 3.01.

         "TAX EVENT" means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national law practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of Senior Notes, there is more than an insubstantial increase in the risk that interest payable by the Company on the Senior Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

         "TAX EVENT REDEMPTION" shall mean that a Tax Event has occurred and is continuing and the Senior Notes have been called for redemption.

         "TREASURY PORTFOLIO" means (1) in connection with the Initial Remarketing, the Second Remarketing or the Third Remarketing, a portfolio of zero-coupon U.S. treasury securities consisting of (a) U.S. treasury securities or principal or interest strips thereof that mature on November 15, 2006, in an aggregate amount equal to the aggregate principal amount of the Senior Notes included in the Corporate Units and (b) U.S. treasury securities or principal or interest strips thereof that mature on November 16, 2006 in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Senior Notes included in the Corporate Units on the Purchase Contract Settlement Date if the applicable Coupon Rate on the Senior Notes were not reset to the Reset Rate as described in Section 5.02 of the Purchase Agreement and (2) in connection with a Special Event, a portfolio of zero-coupon U.S. treasury securities consisting of (i) U.S. treasury securities or principal or interest strips thereof that mature on or prior to November 15, 2006 in an aggregate amount at maturity equal to the aggregate principal amount of the Senior Notes included in the Corporate Units and (ii) with respect to each scheduled interest payment date on the Senior Notes that occurs after the Special Event Redemption Date and on or before the Purchase Contract Settlement Date, U.S. treasury securities or principal or interest strips thereof that mature on or prior to the Business Day immediately preceding such interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the Senior Notes included in the Corporate Units on such date if the interest rate of the Senior Notes was not reset.

         "TREASURY PORTFOLIO PURCHASE PRICE" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York city to the Quotation Agent in the case of a Special Event Redemption prior to the Purchase Contract Settlement Date, on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Special Event Redemption Date.

         "QUOTATION AGENT" means(1) [Morgan Stanley & Co. Incorporated] and its respective successors, provided that if [Morgan Stanley & Co. Incorporated] ceases to be a primary treasury dealer, the Company will substitute another primary treasury dealer therefor, or (2) any other primary treasury dealer selected by the Company

         The terms "COMPANY," "TRUSTEE," "INDENTURE," "BASE INDENTURE," "SECURITIES," and "SENIOR NOTES" shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 2 and the paragraph preceding such recitals.


                                   ARTICLE 2
                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

         Section 2.01. Designation and Principal Amount. There is hereby
authorized a series of Securities designated as   % Senior Notes due 2008
limited in aggregate principal amount to $300,000,000 (or up to $330,000,000 to the

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extent that the Underwriters' over-allotment option is exercised). The Senior
Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Senior Notes pursuant to Section 303 of the Base Indenture.

         Section 2.02. Maturity. The date upon which the Senior Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is November 16, 2008 (the "MATURITY DATE").

         Section 2.03. Form, Payment and Appointment. Except as provided in
Section 2.04, the Senior Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Senior Notes will be payable, the transfer of such Senior Notes will be registrable and such Senior Notes will be exchangeable for Senior Notes of a like aggregate principal amount bearing identical terms and provisions at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

         The Security Registrar and Paying Agent for the Senior Notes shall initially be the Trustee.

         The Senior Notes shall be issuable in denominations of $50 and integral multiples of $50 in excess thereof.

         Section 2.04. Global Notes. Senior Notes which are released from the Collateral Account will be issued in permanent global form (a "GLOBAL NOTE"), and if issued as one or more Global Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Unless and until such Global Note is exchanged for Senior Notes in registered form, Global Notes may be transferred, in whole but not in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         Section 2.05. Interest. (a) The Senior Notes will bear interest
initially at the rate of   % per year (the "COUPON RATE") from the original date
of issuance through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "INTEREST PAYMENT DATE"), commencing on November 16, 2002, to the Person in whose name such Senior Note, or any predecessor Senior Note, is registered at the close of business on the Regular Record Date for such interest installment, but excluding November 16, 2008.

         (b) The amount of interest payable for any full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

         Section 2.06. No Defeasance. The provisions of Section 403 of the Base Indenture shall not apply to the Senior Notes.

         Section 2.07. Put Right. If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, the holders of the Senior Notes will have the right to require the Company to purchase their Senior Notes (the "PUT RIGHT") for a purchase price equal to the principal amount thereof plus accrued and unpaid interest (the "PUT PRICE") on December 31, 2006 by written notice to the Trustee five Business Days prior to such date.

         Section 2.08. Event of Default. In addition to those events listed as Events of Default in Section 501 of the Base Indenture, it shall be an Event of Default with respect to the Senior Notes, if the Company defaults in the payment of the Put Price of any Senior Note following the exercise of the Put Right by any Holder of Senior Notes.


                                   ARTICLE 3
                         REDEMPTION OF THE SENIOR NOTES

         Section 3.01. Special Event Redemption. If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the

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Redemption Price. Installments of interest on Senior Notes which are due and payable on or prior to the date of redemption (the "SPECIAL EVENT REDEMPTION DATE") will be payable to the Holders of the Senior Notes registered as such at the close of business on the relevant Regular Record Date. If, following the occurrence of a Special Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Senior Notes, the Company shall appoint the Quotation Agent to assist the Collateral Agent in purchasing the Treasury Portfolio, in consultation with the Company. Notice of any redemption will be mailed by the Company (with a copy to the Trustee) at least 30 days but not more than 60 days before the Special Event Redemption Date to each registered Holder of the Senior Notes at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Special Event Redemption Date interest shall cease to accrue on the Senior Notes. Following notice of redemption, neither the Company nor the Trustee shall be required to register the transfer of or exchange the Senior Notes to be redeemed.

         Section 3.02. Redemption Procedures For Senior Notes. Payment of the Redemption Price to each Holder of Senior Notes shall be made by the Company, no later than 12:00 noon, New York City time, on the Special Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Senior Notes, in the case of Separate Notes, or to the Collateral Agent, in the case of Senior Notes which are components of the Corporate Units. The Collateral Agent shall apply the Redemption Price for any Senior Notes held in the Collateral Account to the purchase of the Treasury Portfolio and remit the remainder of the Redemption Price, if any, to the Purchase Contract Agent for payment to holders of the Corporate Units. Thereafter, the applicable ownership interest of the Treasury Portfolio will be substituted for the Senior Notes and will be pledged to the Collateral Agent to secure the Corporate Unit holders' obligations to purchase shares of Common Stock of the Company under the Purchase Contract. If the Trustee or Collateral Agent, as the case may be, holds immediately available funds sufficient to pay the Redemption Price of the Senior Notes, then, on such Special Event Redemption Date, such Senior Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Senior Notes have been received by the Company, and all other rights of the Holder in respect of the Senior Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Senior Notes but without interest on such Redemption Price).

         Section 3.03. No Sinking Fund. The Senior Notes are not entitled to the benefit of any sinking fund.

                                    ARTICLE 4
                               FORM OF SENIOR NOTE

         Section 4.01. Form Of Senior Note. The Senior Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Senior Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.


                                   ARTICLE 5
                         ORIGINAL ISSUE OF SENIOR NOTES

         Section 5.01. Original Issue Of Senior Notes. Senior Notes in the aggregate principal amount of $300,000,000 (or up to $330,000,000 to the extent that the Underwriters' over-allotment option is exercised) may from time to time, upon execution of this Supplemental Indenture No. 2, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Notes to or upon the written order of the Company pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).


                                    ARTICLE 6
                             ORIGINAL ISSUE DISCOUNT

         Section 6.01. Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Senior Notes that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.


                                    ARTICLE 7
                                  MISCELLANEOUS

         Section 7.01. Ratification Of Indenture. The Indenture, as supplemented by this Supplemental Indenture No. 2, is in all respects ratified and confirmed, and this Supplemental Indenture No. 2 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 7.02. Trustee Not Responsible For Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 2.

         Section 7.03. New York Law To Govern. THIS SUPPLEMENTAL INDENTURE NO. 2 AND EACH SENIOR NOTE SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

         Section 7.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 2 or of the Senior Notes, but this Supplemental Indenture No. 2 and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 7.05. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                                    ARTICLE 8
                                   REMARKETING

         Section 8.01. Remarketing Procedures. (a) The Company will request, not later than seven nor more than 15 calendar days prior to the applicable Remarketing Date that the Depositary or its nominee notify the Beneficial Holders or Depositary Participants holding Separate Notes, Corporate Units and Treasury Units of the procedures to be followed in the applicable Remarketing.

         (b) Each Holder of Separate Notes may elect to have Senior Notes held by such Holder remarketed in any Remarketing. A Holder making such an election must, pursuant to the Pledge Agreement, notify the Collateral Agent and deliver such Senior Notes to the Collateral Agent prior to 5:00 P.M. (New York City time) on or prior to the fifth Business Day immediately preceding the applicable Remarketing Date (but no earlier than the Interest Payment Date for the Senior Notes immediately preceding the applicable Remarketing Date). Any such notice and delivery may not be conditioned upon the level at which the Reset


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Rate is established in the Remarketing. Any such notice and delivery may be withdrawn prior to 11.00 A.M. (New York City time) on or prior to the fifth Business Day immediately preceding the applicable Remarketing Date in accordance with the provisions set forth in the Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to such Remarketing. Pursuant to Section 5.07(c) of the Pledge Agreement, promptly after 11:00 A.M., New York City time, on the fourth Business Day immediately preceding the applicable Remarketing Date, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the principal amount of Separate Notes to be tendered for remarketing and shall cause such Separate Notes to be presented to the Remarketing Agent. Under
Section 5.02 of the Purchase Agreement, Senior Notes that constitute components of Corporate Units will be deemed tendered for remarketing and will be remarketed as provided therein and in the Remarketing Agreement.

         (c) The right of each Holder to have Senior Notes (including any Separate Notes) that have been tendered for purchase in any remarketing purchased shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Senior Notes have not been called for redemption, (iii) there is a Successful Remarketing, and (iv) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (d) On the Initial Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its reasonable efforts to remarket, at a price per Senior Note such that the aggregate price for the Senior Notes remarketed is equal to at least 100.50% but not less than 100% of the Treasury Portfolio Purchase Price. If the Remarketing Agent has determined that it will be able to remarket all such Senior Notes prior to 4:00 p.m., New York City time, on the Initial Remarketing Date, it shall, pursuant and subject to the terms of the Remarketing Agreement, determine the Reset Rate.

         (e) Pursuant to the Remarketing Agreement, on the Initial Remarketing Date, the Remarketing Agent shall advise the Collateral Agent, the Purchase Contract Agent, the Company and the Trustee of whether there was a Successful Remarketing or a Failed Initial Remarketing, and, in the case of a Successful Remarketing, of the Reset Rate determined pursuant thereto.

         (f) If there was a Failed Initial Remarketing, on the Second Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its reasonable efforts to remarket, at a price per Senior Note such that the aggregate price for the Senior Notes remarketed is equal to at least 100.50% but not less than 100% of the Treasury Portfolio

Purchase Price. If the Remarketing Agent has determined that it will be able to remarket all such Senior Notes prior to 4:00 p.m., New York City time, on the Second Remarketing Date, it shall, pursuant and subject to the terms of the Remarketing Agreement, determine the Reset Rate.

         (g) Pursuant to the Remarketing Agreement, on the Second Remarketing Date, the Remarketing Agent shall advise the Collateral Agent, the Purchase Contract Agent, the Company and the Trustee of whether there was a Successful Remarketing or a Failed Second Remarketing, and, in the case of a Successful Remarketing, of the Reset Rate determined pursuant thereto.

         (h) If there was a Failed Second Remarketing, on the Third Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its reasonable efforts to remarket, at a price per Senior Note such that the aggregate price for the Senior Notes remarketed is equal to at least 100.50% but not less than 100% of the Treasury Portfolio Purchase Price. If the Remarketing Agent has determined that it will be able to remarket all such Senior Notes prior to 4:00 p.m., New York City time, on the Third Remarketing Date, it shall, pursuant and subject to the terms of the Remarketing Agreement, determine the Reset Rate.

         (i) Pursuant to the Remarketing Agreement, on the Third Remarketing Date, the Remarketing Agent shall advise the Collateral Agent, the Purchase Contract Agent, the Company and the Trustee of whether there was a Successful Remarketing or a Failed Third Remarketing, and, in the case of a Successful Remarketing, of the Reset Rate determined pursuant thereto.

         (j) If there has not been a Successful Remarketing prior to the Final Remarketing Date, on the Final Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its reasonable efforts to remarket, at a price per Senior Note such that the aggregate price for the Senior Notes remarketed is equal to approximately 100.50%, but not less than 100%, of the aggregate principal amount of the Senior Notes remarketed, Senior Notes tendered or deemed tendered for remarketing. If the Remarketing Agent has determined that it will be able to remarket all such Senior Notes prior to 4:00 p.m., New York City time, on the Final Remarketing Date, it shall, pursuant and subject to the terms of the Remarketing Agreement, determine the Reset Rate.

         (k) Pursuant to the Remarketing Agreement, on the Final Remarketing Date, the Remarketing Agent shall advise the Collateral Agent, the Purchase Contract Agent, the Company and the Trustee of whether there was a Successful Remarketing or a Failed Final Remarketing, and, in the case of a Successful Remarketing, of the Reset Rate determined pursuant thereto.

         (l) In the event of a Failed Final Remarketing, the interest rate on the Senior Notes shall not be reset and the Remarketing Agent shall return the Senior Notes to the Collateral Agent or the Custodial Agent, as the case may be, and the Remarketing Agent shall advise the Collateral Agent, the Purchase Contract Agent, the Company and the Trustee of the Failed Final Remarketing.

         (m) In accordance with the Depositary's normal procedures, on the third Business Day following the date of a Successful Remarketing, the transactions described above with respect to each Senior Note tendered for purchase and sold in such Successful Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Senior Notes delivered by book entry as necessary to effect purchases and sales of such Senior Notes. The Depositary shall make payment in accordance with its normal procedures.

         (n) If any Holder selling Senior Notes in a Remarketing fails to deliver such Senior Notes, the Depositary Participant of such selling Holder may deliver to any such other Person that was to have purchased Senior Notes in a Remarketing an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

         (o) The Remarketing Agent is not obligated to purchase any Senior Notes in any Remarketing or otherwise. Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

         (p) The tender and settlement procedures set forth in this Section 8.01, including provisions for payment by purchasers of Senior Notes in a Successful Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Depositary or if the book-entry system is no longer available for the Senior Notes at the time of a Successful Remarketing, to facilitate the tendering and remarketing of Senior Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

         (q) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, the Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the Initial Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

         (r) In the event of a Successful Remarketing, the Company shall cause a notice of the Reset Rate to be published in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal. In the event of a Failed Final Remarketing, the Company shall cause a notice of such Failed Final Remarketing to be published in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal.

         (s) If there are no Corporate Units outstanding on any Remarketing Date and none of the Holders elect to have Separate Notes held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on such Remarketing Date.


                                    ARTICLE 9
                                  TAX TREATMENT

         Section 9.01. Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Senior Notes, each beneficial holder of Senior Notes will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Senior Note and the Purchase Contract constituting the Corporate Units, (2) to treat the Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for United States federal income tax purposes and (3) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Senior Notes for United States federal income tax purposes. A Holder of Senior Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: The Hartford Financial Services Group, Inc., Investor Relations, Hartford Plaza, Hartford, Connecticut 06115.

THIS SUPPLEMENTAL INDENTURE NO. 2 SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, as of the day and year first written above.

                                     THE HARTFORD FINANCIAL SERVICES GROUP, INC.


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


Attest:




---------------------------
Name:
Title:

                                     JPMORGAN CHASE BANK, as
                                     Trustee



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


Attest:


---------------------------


---------------------------

                                                                       EXHIBIT A

[IF THIS SENIOR NOTE IS TO BE A GLOBAL SECURITY, INSERT:] THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SENIOR NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

      % Senior Notes due November 16, 2008                            No.
------                                                                    ------
$300,000,000                                                     CUSIP No.
                                                                          ------

THE HARTFORD FINANCIAL SERVICES GROUP, INC. (formerly ITT Hartford Group, Inc.), a corporation organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay
to       , or registered assigns, the principal sum of Three Hundred Million
Dollars ($300,000,000) on November 16, 2008 (such date is
hereinafter referred to as the "MATURITY DATE"), and to pay interest thereon
from September   , 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 15 and November 16 of each year, commencing November 16,
2002, at the rate of   % per annum through and including the day immediately
preceding the Reset Effective Date and at the Reset Date, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest,
compounded quarterly, at the rate of   % per annum on any overdue principal or
premium and on any overdue installment of interest through and including the day immediately preceding the Reset Effective Date and at the Reset Rate hereafter. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed and, upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:

                                     THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                     By:
                                         ---------------------------------------
                                                              J. Richard Garrett
                                             Senior Vice President and Treasurer


Attest:


By:
   -------------------------
      Michael O' Halloran
      Assistant Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within mentioned Indenture.

Dated:
      --------------

JPMORGAN CHASE BANK,
as Trustee


By:
   -------------------------
    Authorized Officer

                           FORM OF REVERSE OF SECURITY

      This Senior Note is one of a duly authorized issue of securities of the Company (herein called the "Senior Notes"), issued and to be issued in one or more series under a Senior Indenture, dated as of October 20, 1995 (as amended and supplemented, the "Base Indenture"), between the Company and JPMorgan Chase Bank, as Trustee, successor to The Chase Manhattan Bank (National Association) (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a Supplemental Indenture No. 2 (the "Supplemental Indenture No. 2") between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof, limited in aggregate principal amount to $330,000,000.

      If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes of this series in whole (but not in part) at any time price equal to the Redemption Price as set forth in the Indenture.

      The Senior Notes are not entitled to the benefit of any sinking fund and will not be subject to defeasance.

      If an Event of Default with respect to Senior Notes of this series shall occur and be continuing, the principal of the Senior Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Senior Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Senior Notes of each series at the time Outstanding, on behalf of the Holders of all Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

      No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Securities Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Senior Notes of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture

      The Company agrees, and by acceptance of a beneficial ownership interest in the Senior Notes, each beneficial holder of Senior Notes will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Senior Note and the Purchase Contract constituting the Corporate Unit, (2) to treat the Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for United States federal income tax purposes and (3) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Senior Notes for United States federal income tax purposes. A Holder of Senior Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: The Hartford Financial Services Group, Inc., Investor Relations, Hartford Plaza, Hartford, Connecticut 06115.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him or her.

Date:
      -------------

                                                  Signature:

                                                                       Signature
                                                  ---------------------

                                                  Guarantee:
                                                             -------------------

(Sign exactly as your name appears on the other side of this Note)

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
    ---------------------
    Name
    Title:


                                                --------------------------------
                                                as Trustee

                                                By:
                                                    ----------------------------
                                                    Name
                                                    Title:


Attest:


By:
    ---------------------
    Name
    Title:

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN SENIOR NOTE

The following increases or decreases in a part of this Senior Note have been made:

                                              PRINCIPAL
                                              AMOUNT OF
                                             THIS SENIOR
                AMOUNT OF      AMOUNT OF         NOTE
               DECREASE IN    INCREASE IN     FOLLOWING      SIGNATURE
                PRINCIPAL      PRINCIPAL         SUCH            OF
                AMOUNT OF      AMOUNT OF       DECREASE      AUTHORIZED
               THIS SENIOR    THIS SENIOR        (OR         OFFICER OF
     DATE          NOTE           NOTE        INCREASE)       TRUSTEE
--------------------------------------------------------------------------------




